UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2010

Carolina Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Spring Street, Greensboro, NC	27401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 288-1898

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2010, the board of directors of Carolina Bank Holdings, Inc. (the “Company”) formally adopted the 2009 Omnibus Stock Ownership and Long Term Incentive Plan (the “Plan”), which Plan had previously been approved by the Company’s shareholders at the Company’s May 19th, 2009, Annual Meeting of Shareholders.

Under the terms of the Plan, directors of the Company and any Subsidiary and certain Eligible Employees, which may include the Company’s named executive officers, are eligible to receive incentive stock options, non-qualified stock options, restricted stock, long-term incentive compensation units, and stock appreciation rights (collectively, the “Awards”). To date, no officer or director has received any Awards under the Plan.

The stated purpose of the Plan is (i) to encourage and motivate Directors and selected key employees to contribute to the successful performance of the Company and any Subsidiary of the Company and to promote the growth of the market value of the Company’s Common Stock; (ii) to achieve a unity of purpose between such Directors, employees and shareholders by providing ownership opportunities, and, when viewed in conjunction with potential benefit plans for members of the Board and the Board of Directors of any Subsidiary, to achieve a unity of purpose between such employees and Directors in the achievement of the Company’s primary long term performance objectives; and (iii) to retain such employees by rewarding them with potentially tax-advantageous future compensation.

The description of the Plan contained herein is a summary and is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 99.1 to this report and incorporated by reference herein. Any capitalized terms not herein defined retain the meaning assigned to them under the Plan.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	2009 Omnibus Stock Ownership and Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: March 5, 2010

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	2009 Omnibus Stock Ownership and Long Term Incentive Plan*

*	Incorporated by reference to exhibit 99.1 of the Company’s registration statement on Form S-8, as filed with the Commission on March 2, 2010 (Reg. No. 333-165152)